Exhibit 99.1

TOMI Announces Second Quarter Results of Operations

BEVERLY HILLS, Calif.--(BUSINESS WIRE)--August 13, 2013--TOMI Environmental Solutions, Inc. (“TOMI”) (OTCQB: TOMZ), a global bacteria decontamination and infectious disease control company, today reported its operational results for the quarter ended June 30, 2013 by filing its Quarterly Report on Form 10-Q with the U.S. Securities and Exchange Commission.

Highlights during the quarter ended June 30, 2013 were:

  Net Loss of $7,985,934 which includes a non-cash charge of $7,423,587 related to Change in Fair Value of Derivatives and Finance Charges both related to the Issuance of Convertible Debt, as compared to a Net Loss of $48,252 for the quarter ended June 30, 2012;
  Net cash used in Operating Activities of $390,012 as compared to $205,183 used during the quarter ended June 30, 2012;
  Cash and Cash Equivalents at June 30, 2013 of $1,190,132 as compared to $23,041 at June 30, 2012;
  Effective April 1, 2013, the Company entered into a Support and Service Agreement (the “Agreement”) with Rolyn Companies, Inc. (“Rolyn”) under the terms of which Rolyn will provide labor and services support. The Agreement calls for payment to Rolyn of $20,000 per month in the form of shares of the Company’s common stock at a share price of $0.261, regardless of market price, and payment of out-of-pocket expenses. Certain officers of Rolyn were appointed officers of the Company in June and July 2013;
  On April 15, 2013, the Company completed its acquisition of binary ionization technology and related patents and other assets consisting of personal property and inventory related to implementation of the Binary Ionization Technology related to these patents from L-3 Applied Technologies, Inc. ("L-3"). All of these assets are pledged as collateral for the convertible notes issued as described above; and
  The number of hospitals and tissue labs using TOMI’s SteraMist equipment or solution during the quarter ended June 30, 2013 was seven as compared to three during the quarter ended March 31, 2013.

About TOMI Environmental Solutions, Inc.

TOMI Environmental Solutions, Inc. (OTCQB: TOMZ) is a global bacteria decontamination and infectious disease control company, providing green energy-efficient environmental solutions for indoor surface decontamination through manufacturing, sales and licensing of our premier platform of Hydrogen Peroxide aerosols, Ultra-Violet Ozone Generators and Ultra-Violet Germicidal Irradiation ("UVGI") products and technologies.

TOMI’s products are designed to service a broad spectrum of commercial structures including medical facilities, office buildings, hotel and motel rooms, schools, restaurants, meat and produce processing facilities, military barracks, and athletic facilities. TOMI’s products and services have also been used in single-family homes and multi-unit residences.

TOMI also develops training programs and application protocols for its clients and is a member in good standing with the Indoor Air Quality Association, The International Ozone Association, The United States Green Building Council, The American Biological Safety Association, The American Association of Tissue Banks, Association for Professionals in Infection Control and Epidemiology, Society for Healthcare Epidemiology of America and the Restoration Industry Association.

For additional product information, visit www.tomiesinc.com or contact us at info@tomiesinc.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Certain written and oral statements made by us may constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Forward-looking statements are identified by such words and phrases as “we expect,” “expected to,” “estimates,” “estimated,” “current outlook,” “we look forward to,” “would equate to,” “projects,” “projections,” “projected to be,” “anticipates,” “anticipated,” “we believe,” “could be,” and other similar phrases. All statements addressing operating performance, events, or developments that we expect or anticipate will occur in the future, including statements relating to revenue growth, earnings, earnings-per-share growth, or similar projections, are forward-looking statements within the meaning of the Reform Act. Because they are forward-looking, they should be evaluated in light of important risk factors that could cause our actual results to differ materially from our anticipated results. The information provided in this document is based upon the facts and circumstances known at this time. We undertake no obligation to update these forward-looking statements after the date of this release.

CONTACT:
TOMI Environmental Solutions, Inc.
Dr. Halden Shane, Chairman of the Board & Chief Executive Officer
(310) 275-2255 | (800) 525-1698
or
INVESTOR RELATIONS:
Syndicated Capital, Inc.
(310) 255-4445